EXHIBIT 10.20.3

NOTE PURCHASE AGREEMENT

      This Note Purchase Agreement (this "Agreement") is made and entered into as of July 20, 2000 between eScreen Holdings, Inc., a Delaware corporation ("Company"), located at 5900 Wilshire Boulevard, Los Angeles, California 90036, Dr. Murray Lappe, an individual ("Dr. Lappe"), and Avert, Inc., a Colorado corporation ("Purchaser"), located at 301 Remington, Fort Collins, Colorado 80525.

RECITAL:

      Company desires to sell to Purchaser, and Purchaser desires to purchase from Company, a note in accordance with the terms set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Authorization and Sale of the Securities

Authorization. Company has authorized the sale and issuance of a convertible promissory note in the form attached hereto as Exhibit A (the “Note”) in the principal amount of $1,000,000. The shares of capital stock issued upon conversion of the Note are referred to herein as the “Conversion Shares.” The Note and the Conversion Shares are hereinafter collectively referred to as the “Securities.”

Sale of Note. Subject to the terms and conditions hereof, Company will issue and sell to Purchaser, and Purchaser will buy from Company, the Note, in consideration for $1,000,000.

Issuance of Securities on Conversion. If the Note is converted, Company, at its expense, will cause to be issued in the name of and delivered to the holder of the Note, a certificate for the number of fully paid and non-assessable Conversion Shares to which the holder shall be entitled on such conversion.

Closing Date; Delivery

Closing Date. The closing of the transactions contemplated by this Agreement ("Closing") shall occur concurrently with the execution and delivery of this Agreement.

Delivery. At Closing, Company will deliver to Purchaser, each fully executed, (i) the Note; (ii) the Personal Guaranty in the form attached hereto as Exhibit B; and (iii) an opinion of Company’s legal counsel in the form attached hereto as Exhibit C. This Agreement and the Note are collectively referred to as (the “Company Documents”). At Closing, Purchaser shall deliver $1,000,000 to Company by wire transfer.

Representations and Warranties of Company and Dr. Lappe

Company and Dr. Lappe hereby represent and warrant to Purchaser as follows:

Organization and Standing. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Company has all requisite corporate power and authority to execute and deliver this Agreement and the Note, to perform its obligations hereunder and thereunder, to sell and issue (or reserve for issuance) the Securities and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by and on behalf of Company with respect to the execution, delivery, and performance by Company of the Company Documents and the consummation of the transactions contemplated hereby and thereby without the approval of any third party. The Company Documents constitute legal, valid, and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy. Neither the execution, delivery, and performance of the Company Documents, and the other instruments and transactions contemplated hereby, nor the issuance of the Conversion Shares, will violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of Company or any agreement or instrument to which Company is a party or by which Company is bound, or be in conflict with, result in a breach of, or constitute (with notice or lapse of time, or both) a default under any such agreement or instrument, or result in the creation or imposition of any security interest of any nature whatsoever upon any of the properties or assets of Company.

Financial Statements The balance sheets of Company as of December 31, 1999 and May 31, 2000, and the income statements of the Company for the ended December 31, 1999 and the five months ended May 31, 2000 (collectively the “Financial Statements”), have been prepared from and are in accordance with the books and records of the Company in conformity with GAAP (except for notes to the balance sheet and income statement as of and for the period ended May 31, 2000) applied on a consistent basis throughout the periods involved. The Financial Statements fairly present the financial condition and results of operations of Company as at the dates and for the periods stated or covered thereby. The Financial Statements do not omit or fail to identify material nonrecurring income or other specific items, do not omit or fail to identify the existence of material transactions not in the ordinary course of business, and contain no excessive write-downs or write-ups of any material assets. Other than those shown in the Financial Statements, Company does not have any liabilities of any nature whatsoever, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, nor does Company have actual knowledge of any basis for the assertion against Company of any material liability of any nature whatsoever, unless such liability has been fully reflected or reserved against in the Financial Statements.

Capitalization. Immediately prior to Closing, and other than as represented by the Note and the Conversion Shares, the authorized capital stock of Company consists of 50 million shares of capital stock as follows: (i) 50,000,000 Common Shares, of which 18,360,775 shares are issued and outstanding as of the date hereof to ESP Employment Screening Partners, Inc. (“ESP”), and (ii) 15,000,000 Preferred Shares, none of which are issued and outstanding as of the date hereof. All of such shares are duly authorized, validly issued, fully paid and nonassessable, and were issued in conformity with all applicable state and federal securities laws. The Preferred Shares have the rights, preferences and privileges set forth in the Articles of Incorporation. The Company intends to recapitalize and issue Preferred Shares, and the capitalization of the Company after giving effect to the transaction is set forth on Schedule 3.3. Except as reflected on Schedule 3.3 hereto, Company has no other equity securities of any class issued, reserved for issuance, or outstanding. Except as described on Schedule 3.3 hereto, there are no outstanding options, offers, warrants, conversion rights, agreements, or other rights to subscribe for or to purchase from Company, or commitments by Company to issue, transfer, or sell (either written or oral, formal or informal, firm or contingent), shares of or interests in the capital stock or other securities of Company (whether debt, equity, or a combination thereof) or obligating Company to grant, extend or enter into any such agreement or commitment. No securities of Company carry, and no shareholder of Company has been granted, any preemptive rights. Company is not obligated under any agreement, arrangement or understanding to redeem or otherwise purchase any of its shares of capital stock.

Securities. The Conversion Shares, if issued in compliance with the provisions of this Agreement (assuming Purchaser elects to exercise and convert the Note into Conversion Shares), will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances created by Company.

Ownership of the Company. The Company is currently wholly owned by ESP, which in turn is currently at least 90% owned by Dr. Lappe. eScreen, Inc. is a wholly owned subsidiary of the Company. All shares of ESP beneficially owned by Dr. Lappe have been pledged to Imperial Bank.

Transfer of "e-Reader" and "eCup" Technology. Dr. Lappe has entered into an agreement with the Company to assign to the Company all right, title and interest in and to U.S. Patent Numbers 5,916,815, 5,929,422, 6,036,092 and 5,702,982.

Representation and Warranties of Dr. Lappe

Dr. Lappe hereby represents, warrants and covenants to Purchaser as follows:

Authority and Non-Contravention. Dr. Lappe has the right, power and authority, and Dr. Lappe has been duly authorized by all necessary action (including consultation, approvals or other action by or with any other person), to execute, deliver and perform this Agreement and the Personal Guaranty. Such actions by Dr. Lappe (a) require no action by or in respect of, or filing with, any governmental entity with respect to Dr. Lappe, and (b) do not and will not contravene or constitute a default under any provisions of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on Dr. Lappe or result in the imposition of any lien pledge security interest, charge or other encumbrance or restriction on any of his shares of Company capital stock.

Binding Effect. This Agreement has been duly executed and delivered by Dr. Lappe and is the valid and binding agreement of Dr. Lappe, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws, both state and federal, affecting the enforcement of creditors’ rights, or remedies in general from time to time in effect and the exercise of by courts of equity powers on the application of principles of public policy.

Reasonable Efforts. Dr. Lappe shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Company in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

Additional Agreements

Board Seat. Company agrees that until payment in full of amounts owing under the Note or the conversion of the Note pursuant to Section 2.2 hereof, Dean A. Suposs, the Chairman, President and Chief Executive Officer of Purchaser, or such other executive officer of Purchaser as the Board of Directors of Purchaser may select, shall be entitled to serve as a member of the Board of Directors of Company.

Co-sale Rights. The Purchaser will have the right to participate on a pro rata basis with ESP or Dr. Lappe, as the case may be, in any proposed transfers of Company shares by ESP or Dr. Lappe provided that such co-sale rights shall not apply to transfers to Dr. Lappe or to gifts to members of his family or family trusts.

Registration Rights. Purchaser shall have one demand registration right and “piggyback” registration rights with respect to the Conversion Shares with the same terms as those to be given to purchasers of the Company’s A2 Preferred Stock as outlined in the Company’s Offering Memorandum dated June 19, 2000, provided that the Purchasers’ registration rights shall be separate from and not considered a part of such registration rights.

Imperial Bank Credit Facility. Company agrees that until payment in full of the amounts owing under the Note or the conversion of the Note pursuant to Section 2.2 thereof, Company will not incur indebtedness to Imperial Bank in excess of a principal amount of $2,500,00 plus accrued interest and fees thereon.

Event of Default

Event of Default. The following shall constitute an "Event of Default" under this Agreement:

        (a) failure of Company to pay principal and accrued interest at the due date whether at stated maturity, by acceleration, or otherwise; or

        (b) if any of the representations and warranties of Company or Dr. Lappe in this Agreement are not true and correct in all material respect as of the date of this Agreement; or

        (c) failure of Company to perform or comply with any of the covenants or agreements contained in this Agreement; or

        (d) any material provision of this Agreement, the Note or the Personal Guaranty shall for any reason cease to be valid and binding on Company or Dr. Lappe, as the case may be, or Company or Dr. Lappe shall so assert in writing; or

        (e) dissolution, liquidation, winding up or cessation of Company’s business, or the failure of Company or Dr. Lappe to pay its or his debts as they mature; or the admission in writing by Company or Dr. Lappe of its or his inability to pay its or his debts as they mature; or the calling of a meeting of any creditors of Company or Dr. Lappe, as the case may be, for purposes of compromising the debts of either of such persons; or

        (f) the commencement by or against Company or Dr. Lappe of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for 45 days following the commencement thereof, or any action by Company or Dr. Lappe is taken authorizing any such proceedings; or

        (g) an assignment for the benefit of creditors is made by Company or Dr. Lappe, whether voluntary or involuntary, or either of such persons consents to the appointment of a trustee or receiver, or if a trustee or receiver is appointed for Company or Dr. Lappe or for a substantial part of its or his property; or

        (h) Dr. Lappe, his immediate family or trusts established for the benefit of Dr. Lappe or his immediate family shall cease to beneficially own 51% of the voting securities of the Company; provided that it shall not be an Event of Default hereunder if Dr. Lappe, his immediate family or trusts established for the benefit of Dr. Lappe or his immediate family beneficially owns at least 50% of the voting securities of ESP and ESP controls the Company.

Remedy

        If any Event of Default occurs, Purchaser may, without prejudice to any of it other rights under any of the Company Documents, the Subordination Agreement or applicable law, declare the Note to be immediately due and payable (except with respect to any Event of Default set forth in Section 5.1(e) hereof, in which case the Note shall automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment or protest, which are hereby expressly waived.

SECTION 2
Miscellaneous

2.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California, without giving effect to the principles of conflict of laws thereof. 2.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby. 2.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

2.4 Entire Agreement; Amendment. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the parties.

2.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, at its address set forth on the cover page of this Agreement and addressed to the attention of the President, or (b) if to any other holder of Securities purchased hereunder, at such address as such holder shall have furnished to Company in writing in the manner provided in this Section, or, until any such holder so furnishes an address to Company, then to and at the address of the last holder of such Securities who has so furnished an address to Company, or (c) if to Company, to its address set forth on the cover page of this Agreement and addressed to the attention of the President, or at such other address as Company shall have furnished to the Purchaser by first class mail.

2.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Purchaser, upon any breach or default of Company under this Agreement, shall impair any such right, power or remedy of such Purchaser, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Agreement, or by law or otherwise afforded to any holder shall be cumulative and not alternative.

2.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. 2.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

2.9 Expenses. Company will pay, or reimburse Purchaser and hold Purchaser harmless against liability for the payment of, all stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement , the sale, purchase and delivery of the Note hereunder or the issuance of the Conversion Shares.

        This Agreement is hereby executed as of the date first above written.

COMPANY:

eScreen Holdings, Inc.

By: _______________________________________
Name: _____________________________________
Its:_______________________________________

DR. LAPPE:

___________________________________________
Dr. Murray Lappe

___________________________________________

PURCHASER:

Avert, Inc.

By: _______________________________________
    Dean A. Suposs, President

Exhibit A Form of Convertible Promissory Note

Exhibit B Personal Guaranty

Exhibit C Opinion of Counsel